UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2018

Dollar General Corporation
(Exact name of registrant as specified in its charter)

Tennessee	001-11421	61-0502302
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Mission Ridge Goodlettsville, Tennessee	37072
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (615) 855-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ⃞

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On February 12, 2018, the Board of Directors (the “Board”) of Dollar General Corporation (the “Company”) increased the Board size to ten members and appointed each of Mr. Timothy I. McGuire and Mr. Ralph E. Santana to serve as a director of the Company until the 2018 annual meeting of shareholders and until his successor is duly elected and qualified. The Board appointed Mr. McGuire to serve as a member of the Compensation Committee of the Board and appointed Mr. Santana to serve as a member of the Nominating & Governance Committee of the Board. All such actions are effective as of February 12, 2018. The Board has found each of Messrs. McGuire and Santana to be independent for purposes of the listing standards of the New York Stock Exchange and as defined in the Company’s Corporate Governance Guidelines.

Each of Messrs. McGuire and Santana will be entitled to the standard compensation provided to non-employee directors, as adjusted by the Board from time to time, including (1) a $95,000 annual cash retainer (prorated for Board service during the fiscal year) paid in quarterly installments; (2) an annual equity award of restricted stock units under the Amended and Restated 2007 Stock Incentive Plan, subject to terms and conditions as set forth in the form of award agreement on file with the Securities and Exchange Commission (“SEC”), as described in the Company’s Annual Proxy Statement filed with the SEC on April 12, 2017; and (3) although not anticipated for the 2018 fiscal year, chairperson retainers for the Audit Committee, Compensation Committee and Nominating & Governance Committee of $25,000, $20,000 and $17,500, respectively, should he become a chairperson of any such committee.

There are no arrangements or understandings between either Mr. McGuire or Mr. Santana and any other person pursuant to which he was appointed as a director.  Mr. Santana has no transactions, relationships or arrangements with the Company that would require disclosure under Item 404(a) of Regulation S-K.

Until his retirement on August 31, 2017, Mr. McGuire served as an employee of McKinsey & Company (“McKinsey”), which has provided management consulting services to the Company, and as such he may be deemed to have had an indirect interest in the relationship between the Company and McKinsey.  While employed by McKinsey, Mr. McGuire led the team that provided the consulting services to the Company. For the Company’s last completed fiscal year, the Company paid McKinsey $2 million for the management consulting services.

A copy of the Company’s news release announcing the appointments of Messrs. McGuire and Santana is attached hereto as Exhibit 99.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
(a)	Financial statements of businesses acquired. N/A
(b)	Pro forma financial information. N/A
(c)	Shell company transactions. N/A
(d)	Exhibits. See Exhibit Index to this report.

EXHIBIT INDEX

Exhibit No.	Description

99	News release issued February 13, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 13, 2018	DOLLAR GENERAL CORPORATION

		By:	/s/ Rhonda M. Taylor
Rhonda M. Taylor
Executive Vice President and General Counsel

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